Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Second Quarter 2019 Financial Results

–     Record quarterly revenue of $68.6 million increased 15.0% year-over-year

–     Record quarter for new DAS venue launches with 10 deployments with Tier One carriers

–     Strong DAS access fee revenue of $10.7 million increased 81.4% year-over-year

–     Appointed telecom industry veteran, Roy Chestnutt, to Board of Directors

–     Announced new $20 million stock repurchase authorization

LOS ANGELES — August 1, 2019 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company’s financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•                  Revenue of $68.6 million increased 15.0% compared to $59.6 million in the second quarter of 2018. Growth was driven by strength in DAS and military/multifamily.

•                  DAS revenue of $27.6 million increased 26.2% compared to $21.9 million in the second quarter of 2018. DAS revenue for the quarter was comprised of $16.9 million of build-out project revenue and $10.7 million of access fee revenue. Access fee revenue grew 81.4% year-over-year. Access fee revenue for the second quarter of 2019 included $3.0 million of one-time access fees.

•                  Military/multifamily revenue of $24.4 million increased 45.8% compared to $16.7 million in the second quarter of 2018.

•                  Net income attributable to common stockholders was $0.2 million, or $0.00 per diluted share, compared to $2.1 million, or $0.05 per diluted share, in the second quarter of 2018.

•                  Adjusted EBITDA of $21.9 million decreased 6.8% compared to $23.5 million in the second quarter of 2018. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net income (loss) attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA.”

Business Highlights

•                  The Company set a quarterly record for new DAS venue deployments with the launch of ten new venue locations with Tier One carriers. As of June 30, 2019, the Company had 69 DAS venues live comprised of 35,200 DAS nodes and an additional 12,300 nodes in backlog.

•                  The Company deployed wireless infrastructure to cover an additional 6,000 military beds in the second quarter of 2019, bringing the total footprint to 352,000 military beds on 64 military bases.

Management Commentary

“Our strong results and momentum continued into the second quarter with the highest quarterly revenue in our Company’s history of $68.6 million, up 15.0% year-over-year,” commented Mike Finley, Chief Executive Officer of Boingo Wireless. “We had a record-setting quarter with the launch of ten new DAS venues and impressive growth in access fee revenue, which increased 81.4% year-over-year. The new venues will drive DAS revenue immediately and set the stage for future growth when additional carriers are added to each network.”

Corporate Developments

•                  The Company appointed Roy H. Chestnutt to its Board of Directors, effective July 30, 2019. Mr. Chestnutt is a highly respected telecom industry veteran with over 30 years of carrier experience having most recently served as Executive Vice President, Chief Strategy Officer for Verizon Communications. The appointment of Mr. Chestnutt was unanimously approved by the Board after an evaluation process. His appointment increases the Boingo Board to nine members.

•                  The Company’s Board of Directors authorized a new stock repurchase program, under which it may repurchase up to $20 million of its outstanding shares of common stock.

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2019 and is reiterating guidance for the full year ending December 31, 2019, as follows:

Third Quarter 2019

•                  Revenue is expected to be in the range of $60.0 million to $65.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(6.0) million to $(3.0) million, or a net loss of $(0.14) to $(0.07) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $18.0 million to $22.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2019

•                  Revenue is expected to be in the range of $270.0 million to $280.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(20.0) million to $(15.0) million, or a net loss of $(0.45) to $(0.34) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $80.0 million to $87.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2019 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, August 1, 2019. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13691909 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax benefit (expense), interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net income (loss) attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Lease Changes

On January 1, 2019, the Company adopted ASC 842, Leases, using the modified retrospective transition method. Results for reporting periods beginning on January 1, 2019 are presented under ASC 842, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 840, Leases. Adoption of the new standard resulted in the recording of $16.9 million of operating lease right-of-use assets and $22.3 million of operating lease liabilities as of January 1, 2019.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019 and Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 10, 2019 which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue	$68,554	$59,601	$135,027	$117,760
Costs and operating expenses:
Network access	29,802	24,088	61,213	50,653
Network operations	14,249	12,723	28,391	25,569
Development and technology	8,353	7,463	17,352	14,888
Selling and marketing	6,194	5,353	12,061	10,816
General and administrative	7,015	6,730	15,309	14,429
Amortization of intangible assets	1,131	668	2,262	1,395
Total costs and operating expenses	66,744	57,025	136,588	117,750
Income (loss) from operations	1,810	2,576	(1,561)	10
Interest and other expense, net	(1,662)	(50)	(3,338)	(129)
Income (loss) before income taxes	148	2,526	(4,899)	(119)
Income tax benefit (expense)	81	(16)	(111)	(144)
Net income (loss)	229	2,510	(5,010)	(263)
Net income (loss) attributable to non-controlling interests	13	395	(73)	851
Net income (loss) attributable to common stockholders	$216	$2,115	$(4,937)	$(1,114)

Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$0.05	$(0.11)	$(0.03)
Diluted	$0.00	$0.05	$(0.11)	$(0.03)

Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	44,041	41,961	43,786	41,645
Diluted	44,378	45,219	43,786	41,645

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$27,381	$149,412
Marketable securities	42,799	—
Accounts receivable, net	73,996	42,766
Prepaid expenses and other current assets	9,755	7,815
Total current assets	153,931	199,993
Property and equipment, net	350,172	314,179
Operating lease right-of-use assets, net(1)	16,067	—
Goodwill	58,890	59,640
Intangible assets, net	16,890	19,152
Other assets	10,113	9,936
Total assets	$606,063	$602,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,351	$21,543
Accrued expenses and other liabilities	61,444	62,653
Deferred revenue	61,620	80,383
Current portion of operating leases(1)	2,708	—
Current portion of long-term debt	778	—
Current portion of finance leases	3,429	4,201
Current portion of notes payable	2,035	2,411
Total current liabilities	153,365	171,191
Deferred revenue, net of current portion	175,489	137,205
Long-term portion of operating leases(1)	18,421	—
Long-term debt	158,469	151,670
Long-term portion of finance leases	1,790	3,293
Long-term portion of notes payable	683	1,618
Deferred tax liabilities	1,129	1,073
Other liabilities	1,268	6,728
Total liabilities	510,614	472,778

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,107 and 42,669 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	230,391	259,132
Accumulated deficit	(134,867)	(129,930)
Accumulated other comprehensive loss	(1,212)	(1,295)
Total common stockholders’ equity	94,316	127,911
Non-controlling interests	1,133	2,211
Total stockholders’ equity	95,449	130,122
Total liabilities and stockholders’ equity	$606,063	$602,900

(1)                                 We adopted ASC 842 on January 1, 2019 using the modified retrospective transition method. Adoption of ASC 842 using the modified retrospective method required us to record operating lease right-of-use assets of $16,916 and operating lease liabilities of $22,338 on January 1, 2019.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(5,010)	$(263)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	35,883	37,868
Amortization of intangible assets	2,262	1,395
Impairment loss, loss on disposal of fixed assets and intangible assets held for sale, net, and other	352	135
Stock-based compensation	4,380	6,072
Amortization of deferred financing costs and debt discount, net of amounts capitalized	4,381	—
Amortization of operating lease right-of-use assets	1,045	—
Gains and amortization of premiums/discounts for marketable securities	(425)	—
Changes in operating assets and liabilities:
Accounts receivable	(31,350)	(12,567)
Prepaid expenses and other assets	(376)	(22)
Accounts payable	95	704
Accrued expenses and other liabilities	3,661	1,018
Deferred revenue	19,521	(1,576)
Operating lease liabilities	(1,447)	—
Net cash provided by operating activities	32,972	32,764
Cash flows from investing activities
Purchases of marketable securities	(55,629)	—
Sales of marketable securities	13,300	—
Purchases of property and equipment	(73,852)	(42,918)
Net cash used in investing activities	(116,181)	(42,918)
Cash flows from financing activities
Debt issuance costs	(1,815)	—
Proceeds from credit facility	3,500	—
Principal payments on credit facility	(389)	(438)
Payments of acquisition related consideration	(1,952)	—
Proceeds from exercise of stock options	80	8,455
Payments of finance leases and notes payable	(3,586)	(2,865)
Payments of withholding tax on net issuance of restricted stock units	(33,666)	(7,586)
Payments to non-controlling interests	(1,003)	(614)
Net cash used in financing activities	(38,831)	(3,048)
Effect of exchange rates on cash	9	(23)
Net decrease in cash, cash equivalents, and restricted cash	(122,031)	(13,225)
Cash and cash equivalents at beginning of period	149,412	26,685
Cash, cash equivalents, and restricted cash at end of period	$27,381	$13,460
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$34,777	$26,756
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$—	$5,068
Capitalized stock-based compensation included in property and equipment costs	$465	$392
Purchase price for business acquisition included in accrued expenses and other liabilities	$2,961	$—
Financed sale of intangible assets held for sale	$299	$—

Boingo Wireless, Inc.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$216	$2,115	$(4,937)	$(1,114)
Depreciation and amortization of property and equipment	16,874	17,262	35,883	37,868
Stock-based compensation expense	2,036	2,946	4,380	6,072
Amortization of intangible assets	1,131	668	2,262	1,395
Income tax (benefit) expense	(81)	16	111	144
Interest and other expense, net	1,662	50	3,338	129
Non-controlling interests	13	395	(73)	851
Adjusted EBITDA	$21,851	$23,452	$40,964	$45,345

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$9,229	$15,494	$32,972	$32,764
Purchases of property and equipment	(41,462)	(21,801)	(73,852)	(42,918)
Free cash flows	$(32,233)	$(6,307)	$(40,880)	$(10,154)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
DAS	$27,622	$21,885	$51,717	$45,530
Military/multifamily	24,396	16,735	50,293	32,589
Wholesale—Wi-Fi	10,718	13,530	21,738	24,679
Retail	3,847	4,566	7,773	9,876
Advertising and other	1,971	2,885	3,506	5,086
Total revenue	$68,554	$59,601	$135,027	$117,760

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended September 30, 2019		Year Ended December 31, 2019
	Low	High	Low	High

Net loss attributable to common stockholders	$(6.0)	$(3.0)	$(20.0)	$(15.0)
Depreciation and amortization of property and equipment	18.1	19.1	75.2	77.2
Stock-based compensation expense	2.2		11.3
Amortization of intangible assets	1.1		4.6
Income tax expense and interest and other expense, net	2.2		7.3
Non-controlling interests	0.4		1.6
Adjusted EBITDA	$18.0	$22.0	$80.0	$87.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Key business metrics:
DAS nodes(1)	35.2	25.7	35.2	25.7
DAS nodes in backlog(2)	12.3	11.5	12.3	11.5
Subscribers—military(3)	142	145	142	145
Subscribers—retail(3)	92	153	92	153
Connects(4)	85,841	69,301	164,466	135,202

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melody Walker

Director, Marketing Communications

mwalker@boingo.com

(424) 256-7036

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400